                                                                     EXHIBIT 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                          CRYSTAL US HOLDINGS 3 L.L.C.

                         DATED AS OF SEPTEMBER 16, 2004

          This Certificate of Formation for Crystal US Holdings 3 L.L.C. is
being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company
Act (6 Del. C. Section 18-101, et seq.).

          1. The name of the limited liability company formed hereby is Crystal
US Holdings 3 L.L.C. (the "Company").

          2. The address of the registered office of the Company in the State of
Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington,
New Castle County, Delaware 19801. The name and address of the registered agent of the Company is The Corporation Trust Company, 1209 Orange Street, Wilmington,
New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of Crystal US Holdings 3 L.L.C. as of the date first above written and submits it for filing in accordance with Section 18-201 of the Delaware Limited
Liability Company Act.

                                            /s/ Benjamin J. Jenkins
                                            ------------------------------------
                                            Name: Benjamin J. Jenkins
                                            Title: Authorized Person